EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Alpine Series Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Alpine Series Trust for the year ended October 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Alpine Series Trust for the stated period.

/s/ Samuel A. Lieber	/s/ Ron Palmer

Samuel A. Lieber	Ron Palmer
President, Alpine Series Trust	Chief Financial Officer, Alpine Series Trust

Dated: 1/8/2010

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Alpine Series Trust for purposes of Section 18 of the Securities Exchange Act of 1934.